UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2013

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PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

(Exact name of registrant specified in its charter)

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Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (513) 554-1110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On January 23, 2013, the board of directors of Phillips Edison – ARC Shopping Center REIT Inc., a Maryland corporation (the “Company”), authorized distributions to the stockholders of record at the close of business each day in the period commencing February 1, 2013 through and including March 31, 2013. The declared distributions will equal an amount of $0.00183562 per share of common stock, par value $0.01 per share. This equates to an approximate 6.7% annualized yield when calculated on a $10.00 per share purchase price, which is an increase over the 6.5% annualized yield of all prior distributions. A portion of each distribution is expected to constitute a return of capital for tax purposes. The February distributions will be paid on March 1, 2013, and the March distributions will be paid on April 1, 2013.

Item 8.01.  Other Events

On January 28, 2013, the Company issued a press release announcing an increase in the annualized rate of its distributions.

Item 9.01.  Financial Statements and Exhibits

Exhibits

99.1    Press Release dated January 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

Dated: January 28, 2013	By:	/s/ R. Mark Addy______________________
R. Mark Addy
Chief Operating Officer